E-Plus/Siemens/DMC    Agreement on Exchange of Interim Equipment
___________________________________________________________________

CONFIDENTIAL TREATMENT                                 EXHIBIT 10.2


Exchange of Interim Equipment


E-Plus, Siemens and DMC discussed the subject of exchanging the interim microwave equipment on 27 October, 1994, and the following has been agreed between the parties subject to:

a) Siemens/DMC providing E-Plus with Spectrum II equipment from volume production on 6 February, 1995, for Factory
        Type Approval in San Jose,

b) Siemens/DMC Spectrum II equipment achieving E-Plus Factory Type Approval by 28 February, 1995,

c) Siemens/DMC starting with Spectrum II equipment deliveries as required by E-Plus,

d) Siemens/DMC agreeing to continue deliveries of Spectrum I and M-Series equipment after the cut over date to Spectrum II equipment, if so required by E-Plus.


1. Siemens/DMC will refund to E-Plus the costs of any additionally required BBU II cabinets where made necessary by the interim equipment.

2.      The LMT of the Spectrum II equipment will include the M-
        Series and Spectrum I Series maintenance features.

3. The warranty period for all installed M-Series and Spectrum I equipment will be extended for as long as they are in use, latest, however, March 1st, 2000, on the assumption that the date of cut over from installation of interim links to Spectrum II equipment will not be later than March 1st, 1995 (except 16xE1-P is April 1, 1995). Should a delay occur in the dates of cut over, then the warranty period shall be adjusted accordingly.

4.      On March 1st, 2000 Siemens/DMC will [*]

                [*]      All parties acknowledge that the majority
        of these spare parts will consist of whole units but E-Plus shall be permitted to have included within the above value limits various individual components such as oscillators, variable attenuators, seals, etc. Such additional information shall be provided by E-Plus to Siemens/DMC not later than 6 months before the end of the extended warranty period.

______________________

[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

5. At any time in the future, where E-Plus staff are being trained on Spectrum II products or newer products, then free of charge training shall also be provided to E-Plus staff on M-Series and Spectrum I products where considered necessary by E-Plus.

6. Should it be necessary for operational reasons to have EPROMS changed out of interim equipment at any time before the end of the extended warranty period for the interim equipment, then Siemens/DMC shall carry out this work free of charge to E-Plus and in a manner agreeable to E-Plus.

7. The cut over date for installation of Spectrum II equipment of all configurations and capacity is planned by all parties to be March 1, 1995 (except April 1, 1995 for 16xE1-P). Should any interim equipment be installed after these dates for any reason other than by special wish of an E-Plus Region, then Siemens/DMC shall grant a price reduction of 50% for such interim equipment. Additionally the relevant portions of the Contract with respect to Interim Equipment shall also apply.

8. As compensation for possibly more expensive use of the frequency by interim equipment, Siemens/DMC shall provide E-Plus with 10 links of non-protected microwave including antennas, installation, commissioning and acceptance[*]

                [*]      equipment shall be provided equally over
        the five year period starting in 1996. All parties shall agree the details of the procedures not later than the end of 1995.

9. The maximum percentage of interim equipment installed by February 28, 1995, to be replaced with Spectrum II free of charge for E-Plus shall not exceed 20% of the installed base of interim equipment at that point in time.

        On the assumption that the cut over date of March 1, 1995 (except April 1, 1995 for 16xE1-P) is met, then E-Plus shall produce a list of specific links to be changed from interim equipment to Spectrum II not later than September 1, 1995. Should the cut over dates be changed then the date for submission of the list shall also be changed accordingly.

        The dates and times for changing the specified equipment and the procedures to be used shall be agreed between each E-Plus Region and Siemens/DMC. The time during which the exchange shall take place after the list of which equipment shall be exchanged shall not exceed 12 months.

______________________

[*] Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

10. On formal Agreement of all parties to the subject of Exchange of Interim Equipment, E-Plus will not retain any due payments because of interim equipment. Interim equipment will then be treated as final equipment for the purposes of payment.

11. On formal Agreement of all parties to the subject of Exchange of Interim Equipment, all parties agree that the liquidated damages related to delayed availability of Spectrum II as specified in Annex J shall not apply.


E-Plus Mobilfunk GmbH             Siemens AG



[SIGNATURE ILLEGIBLE]             [SIGNATURE ILLEGIBLE]


                                  Digital Microwave Corporation



                                  [SIGNATURE ILLEGIBLE]